EXHIBIT 99.b

                  INSTRUCTIONS AS TO USE OF MERCOM, INC.
                         SUBSCRIPTION CERTIFICATES



                 CONSULT THE INFORMATION AGENT, YOUR BANK
                       OR BROKER AS TO ANY QUESTIONS


               The following instructions relate to a rights offering (the "Rights Offering") by Mercom, Inc., a Delaware corporation (the "Company"), to the holders of record of its Common Stock, par value $1.00 per share (the
"Common Stock"), as described in the Company's Prospectus dated             ,
1995 (the "Prospectus").  Holders of record of Company Stock at the close of
business on             , 1995 (the "Record Date") are receiving [      ]
transferable subscription rights (the "Rights") for every [     ] shares of
Common Stock held by them on the Record Date.  An aggregate of approximately
[           ] Rights exercisable to purchase an aggregate of approximately
[           ] shares of Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. Each Right is exercisable, upon payment of $[ ] in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege").
In addition, subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock available as a result of unexercised Rights, if any (the "Oversubscription Privilege") up to the amount offered by the Prospectus. Any Rights holder subscribing for an aggregate of more than 25,000 Underlying Shares pursuant to the Oversubscription Privilege prior to , 1995, unless extended (as it may be extended, the "Expiration Date") shall not be required to deliver payment for such number of Underlying
Shares in excess of 25,000 until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Right Offering have been effected. Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Underlying
Shares are not subscribed for through the exercise of the Basic
Subscription Privilege by the Expiration Date. If the Underlying Shares so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available
Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares each beneficial holder has purchased pursuant to the Basic
Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining
Excess Shares will be allocated among all other holders exercising the Oversubscription Privilege. See "The Rights Offering-Subscription
Privileges" in the Prospectus.

               No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights.

               The Rights will expire at 5:00 p.m., New York City time, on the Expiration Date. The Rights are expected to be traded in the over-the-counter market.

               The number of Rights to which you are entitled is printed on the face of your subscription certificate. You should indicate your wishes with regard to the exercise or transfer of your Rights by completing the appropriate form or forms on your subscription certificate and returning the certificate to the Subscription Agent in the envelope provided.

               YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

1.       Subscription Privilege.

               To exercise Rights, complete Form 1 and send your properly completed and executed subscription certificate, together with payments in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Any Rights holder subscribing for an aggregate of more than 25,000 Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of 25,000 until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. All payments must be made in U.S. dollars (a) by check or bank draft drawn upon a U.S. bank or postal or express money order payable to The First National Bank of Boston, as Subscription Agent, or (b) if by wire transfer please contact the Bank of Boston. Payments will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription certificate to your bank or broker in accordance with the procedures specified in Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the subscription certificate on your behalf.
Alternatively, you may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934 (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription certificates within five business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription certificates must be received by by the Subscription Agent within five business days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

               Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form available from the Subscription Agent), the aggregate number of Rights that have been exercised, and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event a Nominee Holder Certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

               The address and telecopier numbers of the Subscription Agent are as follows:

         If by Mail:                         If by Hand:

         The First National Bank             BancBoston Trust Company
           of Boston                           of New York
         P.O. Box 1872                       55 Broadway
         Mail Stop 45-01-19                  3rd Floor
         Boston, MA 02105-1872               New York, NY 10006


                     If by Overnight Courier:

                     The First National Bank
                       of Boston
                     Shareholder Services Division
                     150 Royall Street
                     Mail Stop 45-01-19
                     Canton, MA 02021

                     Telecopier: (617) 575-2232 or 2233


               If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription Agent either (i) will issue to you a new subscription certificate evidencing the unexercised Rights or (ii) if you so indicate in Form 2 of your subscription certificate, will transfer the unexercised Rights in accordance with your instructions. However, if you choose to have a new subscription certificate sent to you or to a transferee, you or such transferee may not receive any such new subscription certificate in sufficient time to permit sale or exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the amount you have forwarded is not sufficient (subject to the second sentence of Section 1 above) to purchase the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you, and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the subscription certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2.       Delivery of Stock Certificates, Etc.

               The following deliveries and payments will be made to the address shown on the face of your subscription certificate unless you provide instructions to the contrary in Form 3.

               (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

               (b) Oversubscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering-Subscription Privileges-Oversubscription Privilege" in the Prospectus.

               (c) Cash Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Exercise Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3.       To Sell or Transfer Rights.

               (a) Sale of Rights Through a Bank or Broker. To sell all Rights evidenced by a subscription certificate through your bank or broker, so indicate in Form 2 and deliver your properly completed and executed subscription certificate to your bank or broker. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue subscription certificates, if you wish to sell less than all of the Rights evidenced by a subscription certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription certificate divided into subscription certificates of appropriate denominations by following the instructions in Section 4 of these instructions. The subscription certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this
Section 3(a).

               (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the subscription certificate and have your signature guaranteed by an Eligible Institution. A subscription certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new subscription certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred subscription certificate, the new holder should deliver the subscription certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the Subscription Agent to take the desired action. Because only the Subscription Agent can issue subscription certificates, if you wish to transfer less than all of the Rights evidenced by your subscription certificate to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your subscription certificate into subscription certificates of appropriate smaller denominations by following the instructions in Section 4 below. The subscription certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this Section 3(b).

4.       To Have a Subscription Certificate Divided into Smaller
         Denominations.

               To have a subscription certificate divided into smaller denominations, send your subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued. Subscription certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5.       Execution.

               (a) Execution by Registered Holder. The signature on the subscription certificate must correspond with the name of the registered holder exactly as it appears on the face of the subscription certificate without any alteration or change whatsoever. Persons who sign the subscription certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

               (b) Execution by Person Other than Registered Holder. If the subscription certificate is executed by a person other than the holder named on the face of the subscription certificate, proper evidence of authority of the person executing the subscription certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

               (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in Section 3(b) above, to a transferee other than a bank or broker, if you wish a new subscription certificate or certificates to be issued in a name other than that in which the old subscription certificate was issued, as specified in Section 3 above, or if you specify special payment or delivery instructions pursuant to Form 3.

6.       Method of Delivery.

               The method of delivery of subscription certificates and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7.       Special Provisions Relating to the Delivery of Rights
         Through Depository Facility Participants.

               [In the case of holders of Rights that are held of record through The Depository Trust Company, Midwest Securities Trust Company and Philadelphia Depository Trust Company or any other depository (each a "Depository"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing the Depository to transfer Rights (such Rights "Depository Rights") from the Depository's account of such holder to the Depository account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of Depository Rights may not be exercised through the Depository. The holder of a Depository Right may exercise the Oversubscription Privilege in respect of such Depository Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, a Nominee Holder Oversubscription Exercise Form, in the form available from the Subscription Agent, or a Notice of Guaranteed Delivery, together with payment of the appropriate Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised. Any Rights holder subscribing for an aggregate of more than 25,000 Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of 25,000 until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.]

               If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through a Depository and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a Nominee Holder Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege within five business days of the Notice of Guaranteed Delivery.

8.       Substitute Form W-9.

               Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, substantially in the form provided with these instructions. A copy of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty and to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights.